Exhibit 99.1

Cycurion Announces a Strategic Partnership with AgileBlue to Deliver Advanced AI-Powered Cybersecurity Operations Across North America

MCLEAN, Va., July 02, 2025 — Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a leading provider of cybersecurity services to public and private sectors, today announced a strategic partnership with AgileBlue, an AI-powered Security Operations (“SecOps”) platform provider. Under the terms of the agreement, Cycurion will serve as an authorized reseller of AgileBlue’s full suite of cybersecurity solutions, including its next-generation Managed SecOps-as-a-Service, Security Information and Event Management (SIEM), Security Orchestration, Automation and Response (SOAR), and Extended Detection and Response (XDR) platforms.

This partnership strengthens Cycurion’s capabilities to deliver continuous threat-monitoring, autonomous response, and machine-driven risk analysis via AgileBlue’s AI-powered SecOps platform. It will also enable both companies to bring enhanced threat detection, compliance, and incident response to mid-market and enterprise clients across North America.

“Today’s announcement reflects our shared commitment to staying ahead of an increasingly complex threat landscape,” said Kevin Kelly, CEO of Cycurion. “By integrating AgileBlue’s autonomous, AI-driven security capabilities into our managed service portfolio, we are accelerating our mission to provide measurable cyber resilience for our clients across government and commercial sectors.”

The agreement allows Cycurion to offer AgileBlue’s AI-powered SecOps platform under its own brand, Cyber Shield, complete with a customized portal and 24/7 SecOps services backed by AgileBlue’s U.S.-based cyber analysts. Clients will benefit from real-time, threat-hunting, guided alerts, and automated triage powered by Sapphire AI, which delivers analyst-level insights and autonomous response actions, dramatically reducing false positives and enabling faster decision-making.

“Cycurion brings expertise and trusted customer relationships to this collaboration,” said Tony Pietrocola, Co-Founder & President of AgileBlue. “Cycurion’s leadership in compliance-driven environments and its commitment to innovation make it an ideal partner to expand our footprint in regulated and high-risk sectors.”

AgileBlue’s second quarter of 2025 platform release includes enhancements, including bi-directional ConnectWise integration for MSPs, improved artifact navigation for faster forensic analysis, and new AI-driven case summarization tools. Together with Cycurion’s services, these features will be deployed to help organizations proactively identify, assess, and neutralize cyber threats before they escalate.

The partnership underscores both companies’ strategic focuses on empowering cybersecurity teams with automation, advanced analytics, and proactive protection capabilities which are essential components in today’s evolving digital risk ecosystem.

For more information, please visit www.cycurion.com or www.agileblue.com.

About Cycurion

Based in McLean, Virginia, Cycurion (Nasdaq: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, LLC, Cloudburst Security, LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients with a commitment to securing the digital future.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Contact:

CORE IR

investors@cycurion.com

Media Contact:

Phone: (703) 555-0123

Email: media@cycurion.com